UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 31, 2017

Xactly Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37451	11-3744289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, Suite 1700

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 977-3132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the entry into the Credit Agreement dated as of July 31, 2017, by and among Excalibur Parent, LLC, a Delaware limited liability company (“Parent”), Excalibur Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Xactly Corporation (“Xactly” or the “Company”), certain domestic subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Goldman Sachs Middle Market Lending Corp., as administrative agent and collateral agent, and the consummation of the acquisition by Parent of the Company via the merger of Merger Sub with and into the Company, the Amended and Restated Loan and Security Agreement, dated as of August 10, 2012, by and among Silicon Valley Bank, the Company, and Centive, Inc. as amended, was terminated and all obligations outstanding thereunder (other than obligations subject to customary cash collateralization arrangements) were paid off and extinguished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2017

XACTLY CORPORATION

By:	/s/ Christopher W. Cabrera
Christopher W. Cabrera
Chief Executive Officer and Director